EXHIBIT 99.1

Marathon Patent Group, Inc. Announces Agreement to Acquire 6,000 S-9 Bitmain Miners

HashRate and Revenue Expected to Increase 600% Over Current Mining Operations

LAS VEGAS, Aug. 28, 2019 (GLOBE NEWSWIRE) — Marathon Patent Group, Inc. (Nasdaq: MARA) (“Marathon” or the “Company”), announced today the signing of an Asset Purchase Agreement to acquire 6,000 S-9 Bitmain 13.5 TH/s Bitcoin Antminers (“Antminer S9 miners”). The transaction will be an all-stock private placement transaction whereby the Company will issue 2,335,000 unregistered Common Stock shares at a price above the current market. Upon consummation of the transaction, the Company will have 8,720,405 shares of common stock issued and outstanding.

The Miners will be placed into service in a Co-Location hosting facility with electricity costs of $0.035 per KwH and $0.02 per KwH for the all-in hosting management. The combined cost of $0.055 per KwH equates to a breakeven of approximately $5,050 per Bitcoin resulting in Gross Profit Margins above 100% for each Bitcoin earned from mining at a price of $10,000/BTC.

The Company anticipates the Miners will be placed into service early in the 4th quarter of 2019. Once the S-9s are placed into service, the Company’s total HashRate is expected to increase from the current production level of 14 PH/s to approximately 98 PH/s, which at today’s Bitcoin prices, would produce an annual revenue run rate over $10 million. The improving market for Bitcoin has been increasing the number of miners on the Blockchain network which increases the overall HashRate and mining difficulty. This increase in difficulty levels can reduce the Bitcoin’s rewarded to miners, therefore the Company’s revenue run rate may be lower than could be earned today.

Marathon Chairman and CEO, Merrick Okamoto stated, “This transaction is a significant development for the Company. We were very cautious about expanding our Bitcoin mining operations during the Crypto-Winter but feel now is the time to expand our operations. The mining landscape is littered with companies that used debt to build their operations and have had difficulty surviving. We believe this has created opportunities for our company to acquire undervalued assets and expand our operations. While there is no way to know what the future prices of Bitcoin will be, our goal is to position the company to prosper if prices remain stable or appreciate. The results would afford our shareholders a NASDAQ listed company to invest in that may offer them the ability to participate in any further appreciation of Bitcoin prices, should that happen.”

The Company will continue to evaluate potential acquisitions in the rapidly growing Blockchain space and believes this transaction will strengthen the Company’s balance sheet, making us a better candidate for future M&A transactions that would be less dilutive to our shareholders.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See “Safe Harbor” below.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

CONTACT INFORMATION

Name: Jason Assad
Phone: 678-570-6791
Email: Jason@marathonpg.com